UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2011

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On June 30, 2011, Eastman Kodak Company (Kodak) received notice that the U.S. International Trade Commission (ITC) has issued a determination in Kodak’s action against Apple Inc. (Apple) and Research In Motion Limited (RIM) affirming in part, reversing in part and remanding in part the initial determination issued by the presiding administrative law judge (ALJ) on January 24, 2011.  Further information on the ITC’s determination is referenced in the press release attached to this document as Exhibit (99.1).

On January 14, 2010, Kodak filed a complaint with the ITC against Apple and RIM for infringement of patents related to digital camera technology.  In the Matter of Certain Mobile Telephones and Wireless Communication Devices Featuring Digital Cameras and Components Thereof, Kodak is seeking a limited exclusion order preventing importation of infringing devices including iPHONES and camera enabled BLACKBERRY devices.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits

(99.1)	Press release issued by Eastman Kodak Company on June 30, 2011, relating to the ITC’s ruling in Kodak’s Patent Infringement Action against Apple and Research In Motion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Laura G. Quatela

                                                                                                        Laura G. Quatela
                                                                                                        General Counsel

Date:  July 1, 2011

EASTMAN KODAK COMPANY
INDEX TO EXHIBIT

Exhibit No.

(99.1)	Press release issued by Eastman Kodak Company on June 30, 2011, relating to the ITC’s ruling in Kodak’s Patent Infringement Action against Apple and Research In Motion.